Exhibit 99.2

Consolidated Statements of Operations

(U.S. dollars in thousands, except per share data)

(Unaudited)

	Three months ended		Six months ended
	December 31		December 31
	2003	2002	2003	2002
Net sales and operating revenues	$171,284	$137,381	$277,743	$230,284
Other income (loss)	5	(19)	(28)	(8)

	171,289	137,362	277,715	230,276
Operating costs and expenses:
Cost of products sold	98,783	82,379	163,188	138,907
Selling, general and administrative expenses	50,330	38,819	86,930	70,035
Depreciation	1,991	1,669	3,923	3,310

	151,104	122,867	254,041	212,252

Operating income	20,185	14,495	23,674	18,024
Foreign currency transaction gains (losses)	(183)	(3)	(236)	168
Interest income	51	63	100	159
Interest expense	(315)	(384)	(502)	(582)

Income before income taxes and cumulative effect of accounting change	19,738	14,171	23,036	17,769
Income taxes	10,847	6,174	12,664	7,837

Income before cumulative effect of accounting change	8,891	7,997	10,372	9,932
Cumulative effect of accounting change for vendor allowances, net of income taxes of $388	—	—	—	(580)

Net income	$8,891	$7,997	$10,372	$9,352

Basic net income per average common share
Before cumulative effect of accounting change	$0.43	$0.38	$0.50	$0.47
Cumulative effect of accounting change	—	—	—	(0.03)

Basic net income per average common share	$0.43	$0.38	$0.50	$0.44

Diluted net income per average common share
Before cumulative effect of accounting change	$0.43	$0.37	$0.50	$0.47
Cumulative effect of accounting change	—	—	—	(0.03)

Diluted net income per average common share	$0.43	$0.37	$0.50	$0.44

Average common shares outstanding	20,469	21,192	20,546	21,275
Average common shares outstanding assuming dilution	20,819	21,361	20,871	21,487

Consolidated Balance Sheets

(U.S. dollars in thousands, except share amounts)

(Unaudited)

	December 31 2003	June 30 2003	December 31 2002
Assets
Current Assets
Cash and short-term investments	$38,528	$10,322	$15,277
Accounts receivable, less allowance for doubtful accounts	36,047	16,275	25,523
Inventories	94,068	92,433	87,574
Deferred service contract costs—current portion	1,551	1,368	1,177
Prepaids, deposits and other current assets	1,785	5,301	1,385
Deferred income taxes	1,358	1,306	1,325

Total current assets	173,337	127,005	132,261

Property and equipment, less accumulated depreciation	35,697	33,537	28,637
Deferred service contract costs—non-current portion	1,351	1,071	913
Other assets	655	761	681
Deferred income taxes	4,110	3,955	3,461

Total Assets	$215,150	$166,329	$165,953

Liabilities and Stockholders’ Equity
Current Liabilities
Short-term bank borrowings	$4,677	$—	$—
Accounts payable	31,665	22,633	26,894
Accrued expenses	30,130	15,290	24,763
Income taxes payable	10,387	1,867	2,203
Long-term bank indebtedness—current portion	1,543	1,484	1,272
Obligation under capital leases—current portion	275	216	168
Deferred service contract revenue—current portion	9,867	8,809	7,599
Deferred income taxes	286	400	—

Total current liabilities	88,830	50,699	62,899
Long-term bank indebtedness—non-current portion	4,628	5,937	5,088
Obligation under capital leases—non-current portion	550	432	340
Deferred service contract revenue—non current portion	8,311	6,917	6,305
Other liabilities	5,110	4,847	4,340

Total liabilities	107,429	68,832	78,972

Stockholders’ Equity
Preferred stock, no par value, 1,000,000 shares authorized, none issued or outstanding	—	—	—
Common stock, $1 par value, 40,000,000 shares authorized, 32,625,174, 32,453,259 and 32,255,307, respectively, issued	32,625	32,453	32,255
Additional paid-in capital	160,997	159,776	158,799
Common stock in treasury, at cost, 12,443,493, 11,857,093 and 11,386,093 shares, respectively	(129,476)	(123,760)	(120,655)
Retained earnings	45,403	35,031	36,672
Accumulated other comprehensive loss	(1,828)	(6,003)	(20,090)

Total stockholders’ equity	107,721	97,497	86,981

Total Liabilities and Stockholders’ Equity	$215,150	$166,329	$165,953

Consolidated Statements of Cash Flows

(U.S. dollars in thousands)

(Unaudited)

	Six months ended December 31
	2003	2002
Cash flows from operating activities:
Net income	$10,372	$9,352
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation	3,923	3,310
Deferred income taxes	(113)	—
Stock-based compensation	561	594
Other	65	34

Cash provided by (used in) assets and liabilities:
Accounts receivable	(18,630)	(13,052)
Inventories	1,999	(8,880)
Prepaids, deposits and other current assets	3,558	(156)
Accounts payable	7,879	14,614
Accrued expenses	13,739	5,647
Income taxes payable	8,297	(5,907)
Deferred service contract revenue	1,772	1,042
Deferred service contract costs	(451)	(29)

Net cash provided by operating activities	32,971	6,569

Cash flows from investing activities:
Additions to property and equipment	(4,341)	(3,123)
Proceeds from sales of property and equipment	11	57
Other investing activities	286	(293)

Net cash used in investing activities	(4,044)	(3,359)

Cash flows from financing activities:
Short-term bank borrowings	17,322	35,167
Repayments of short-term bank borrowings	(12,803)	(35,425)
Long-term bank indebtedness	—	6,382
Repayments of long-term bank indebtedness	(1,502)	—
Proceeds from issuance of common stock to employee plans	650	642
Proceeds from exercise of stock options	182	43
Repayment of obligation under capital leases	(119)	(21)
Purchase of treasury stock	(5,715)	(9,128)

Net cash used in financing activities	(1,985)	(2,340)

Effect of exchange rate changes on cash	1,264	(292)

Net increase in cash and short-term investments	28,206	578
Cash and short-term investments, beginning of period	10,322	14,699

Cash and short-term investments, end of period	$38,528	$15,277